Exhibit 10.84a


                    MAXICARE HEALTH PLANS, INC.
                         SENIOR EXECUTIVES
                      1996 STOCK OPTION PLAN

                       AMENDMENT NUMBER ONE



      WHEREAS, Maxicare Health Plans, Inc. (the "Company") adopted, and the Company's stockholders approved, the Maxicare Health Plans, Inc. Senior Executives 1996 Stock Option Plan (the "Plan"), which Plan was effective on July 26th, 1996; and

      WHEREAS, pursuant to Section 9 of the Plan, the Board of Directors of the Company (the "Board") has the power to amend the Plan; and

      WHEREAS, in order to reflect recently enacted changes to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, as well as finalized regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Board wishes to amend the Plan in the manner set forth below; and

      WHEREAS, such amendments do not require the approval of the Company's stockholders and will not adversely affect any Optionee's rights under the Plan with respect to any Option heretofore granted;

      NOW, THEREFORE, the Plan is amended, effective as of the date of adoption of this amendment, as follows:

      Section 8.5 is amended by deleting the fourth sentence thereof.


      IN  WITNESS  WHEREOF,  the   Company   has  caused  its  duly
authorized officer to execute this instrument of amendment on the 25th day of October, 1996.


                                     MAXICARE HEALTH PLANS, INC.


                                     By: /s/ Alan  D. Bloom
                                         ------------------


                                     ATTEST:


                                     By: /s/ Richard A. Link
                                         -------------------

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